UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

SA FUNDS - INVESTMENT TRUST

(Exact Name of Registrant as Specified in Charter)
_________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Alex Voicemail

You're receiving this message because we are trying to make the annoying mailings and emails stop. Hi my name is Alex Potts and I'm the President and CEO of the SA funds and I'd like to personally ask for your help to vote the SA funds proxy which you're an investor in. It is a requirement that greater than 50 percent of investors need to vote for the vote to count. Voting takes about two minutes. All you need to do is to call 8 4 4 6 7 0 2 1 3 3. That's 8 4 4 6 7 0 2 1 3 3 to vote all of your shares. If you have any questions please feel free to call your financial advisor. Thank you in advance for voting.